DISTRIBUTION AGREEMENT

                ORBITEX LIFE SCIENCES & BIOTECHNOLOGY FUND, INC.
                                 410 Park Avenue
                            New York, New York 10022
                                                                  August 1, 2000


Funds Distributor, Inc.
60 State Street
Boston, Massachusetts 02109

Dear Sirs:

     This is to confirm that, in consideration of the agreements hereinafter contained, the above-named investment company (the "Fund") has agreed that Funds Distributor, Inc. ("FDI") shall be, for the period of this Agreement, the distributor of shares of common stock (the "Shares") of the Fund.

     1. Services as Distributor

     1.1 FDI will act as agent for the distribution of the Shares covered by, and in accordance with, the Fund's Registration Statement on Form N-2, as may be amended or supplemented from time to time (the "Registration Statement"), under the Securities Act of 1933, as amended, upon the terms and conditions herein set forth.

     1.2 Commencing on the effective date of the Fund's Registration Statement, it is contemplated that Selected Dealers (as hereinafter defined) having agreements with FDI will solicit subscriptions for the Shares during a subscription period (the "Subscription Period") which shall last for such period as may be agreed upon by the Fund and FDI. The subscriptions will be payable on the business day following the termination of the Subscription Period (the "Closing Date"), at which time the Fund will commence operations. In addition, during the 90 day period following the Closing Date or such other period of time as may be determined by the Fund in its sole discretion (the "Continuous Offering Period"), the Fund will continuously offer the Shares and each Selected Dealer shall have the right to buy from the Fund the Shares needed, but not more than the Shares needed (except for clerical errors in transmission) to fill unconditional orders for Shares placed with the Fund by the Selected Dealer. During the Subscription Period, the price which each Selected Dealer shall pay for the Shares so subscribed shall be $25.00 per share. During the Continuous Offering Period, the price which each Selected Dealer shall pay for the Shares so purchased from the Fund shall be the Fund's then current net asset value per share, determined by the Fund or any agent of the Fund in accordance with the method set forth in the Fund's prospectus (the "Prospectus") and statement of additional information (the "Statement of Additional Information") contained in the Fund's Registration Statement.

     1.3 FDI shall devote reasonable time and effort to effect sales of the Shares but shall not be obligated to sell any specific number of Shares or to expend any specific or minimum amount of its own funds. FDI shall act as distributor of the Shares in compliance with all applicable laws, rules and regulations, including, without limitations, the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the National Association of Securities Dealers, Inc.'s (the "NASD") Conduct Rules, Constitution and By-Laws. FDI represents and warrants that it is a broker-dealer registered with the Securities and Exchange Commission and that it is registered with the relevant securities regulatory agencies in all fifty states, the District of

Columbia and Puerto Rico FDI also represents and warrants that it is a member in good standing of the NASD and that it will maintain registration and membership for the life of this Agreement.

     1.4 FDI shall file Fund advertisements, sales literature and other marketing and sales related materials with the appropriate regulatory agencies and shall use commercially reasonable efforts to obtain such approvals for their use as may be required by the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. and/or state securities administrators. FDI shall not, however, be responsible for the preparation of such materials, nor will FDI be responsible for ensuring such materials will be acceptable to the regulatory agencies.

     1.5 Whenever in its judgment such action is warranted by unusual market, economic or political conditions, or by abnormal circumstances of any kind deemed by any of the parties hereto to render sales of the Shares not in the best interest of the Fund, any of the parties hereto may decline to accept any orders for, or make any sales of, any Shares until such time as those parties deem it advisable to accept such orders and to make such sales and the party making such determination shall advise promptly the other parties of any such determination.

     1.6 The Fund agrees to pay all costs and expenses in connection with the registration of the Shares under the Securities Act of 1933, as amended, and all expenses in connection with maintaining facilities for the issue and transfer of Shares and for supplying information, prices and other data to be furnished by the Fund hereunder, and all expenses in connection with the preparation and printing of the Fund's Prospectus and Statement of Additional Information for regulatory purposes and for distribution to shareholders; provided, however, that the Fund shall not pay any of the costs of advertising or promotion for the sale of the Shares.

     1.7 The Fund agrees to execute any and all documents and to furnish any and all information and otherwise to take all actions which may be reasonably necessary in the discretion of the Fund's officers in connection with the qualification of, or notification filings with respect to, the Shares for sale in such states as you may designate to the Fund and the Fund may approve, and the Fund agrees to pay all reasonable fees and expenses which may be incurred in connection with such qualification. FDI shall pay all expenses connected with its own qualification as a dealer under state or Federal laws and, except as otherwise specifically provided in this Agreement, all other expenses incurred by it in connection with the sale of Shares as contemplated in this Agreement.

     1.8 The Fund shall furnish FDI from time to time, for use in connection with the sale of Shares, such information with respect to the Fund and the Shares as FDI may reasonably request, all of which shall be signed by one or more of the Fund's duly authorized officers; and the Fund warrants that the statements contained in any such information, when so signed by the Fund's officers, shall be true and correct.

     1.9 The Fund represents to FDI that all Registration Statements filed by the Fund with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and under the Investment Company Act of 1940, as amended, with respect to the Shares and the Fund have been carefully prepared in conformity with the requirements of said Acts and rules and regulations of the Securities and Exchange Commission thereunder. As used in this Agreement the term "Registration Statement shall mean any Registration Statement filed with the Securities and Exchange Commission and any amendments and supplements thereto which at any time shall have been filed with said Commission. The Fund represents and warrants to FDI that the Registration Statement, when such Registration Statement becomes effective, will contain all statements required to be stated therein in conformity with said Acts and the rules and regulations of said Commission; that all statements of fact contained in such Registration Statement will be true and correct when such Registration Statement becomes effective; and


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

that such Registration Statement, when it becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     1.10 The Fund authorizes FDI and any Selected Dealers with whom FDI has entered into Selected Dealer Agreements to use the Fund's Prospectus in the form furnished by the Fund in connection with the sale of Shares. The Fund agrees to indemnify, defend and hold FDI, the several officers and directors of FDI, and any person who controls FDI within the meaning of Section 15 of the Securities Act of 1933, as amended (collectively, the "Indemnified Parties"), free and harmless from and against any and all claims, demands, liabilities and expenses (including the reasonable costs of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which the Indemnified Parties may incur under the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, or common law or otherwise, arising out of or on the basis of any untrue statement, or alleged untrue statement, of a material fact required to be stated in the Registration Statement, the Prospectus or the Statement of Additional Information or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in the Registration Statement, the Prospectus or the Statement of Additional Information or necessary to make the statement in any of them not misleading, except that the Fund's agreement to indemnify the Indemnified Parties will not be deemed to cover any such claim, demand, liability or expense to the extent that it arises out of or is based upon any such untrue statement, or alleged untrue statement, contained in information furnished in writing by FDI to the Fund specifically for use in the Fund's Registration Statement and used in the answers to any of the items of the Registration Statement or in the corresponding statements made in the Prospectus or Statement of Additional Information, or arises out of or is based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by FDI to the Fund and required to be stated in such answers or necessary to make such information not misleading, and except that the Fund's agreement to indemnify FDI and the Fund's representations and warranties set out in paragraph 1.9 of this Agreement will not be deemed to cover any liability to the Fund or their shareholders to which FDI would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement ("Disqualifying Conduct"). The Fund's agreement to indemnify the Indemnified Parties, as aforesaid, is expressly conditioned upon the Fund's being notified of any action brought against an Indemnified Party, such notification to be given by letter, by facsimile or by telegram addressed to the Fund at its address set forth above within a reasonable period of time after the summons or other first legal process shall have been served. The failure so to notify the Fund of any such action shall not relieve the Fund from any liability which the Fund may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Fund's indemnity agreement contained in this paragraph 1.10. The Fund will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Fund and approved by FDI. In the event the Fund elects to assume the defense of any such suit and retain counsel of good standing approved by FDI, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Fund does not elect to assume the defense of any such suit, the Fund will reimburse the Indemnified Parties named as defendants in such suit, for the reasonable fees and expenses of any counsel retained by such Indemnified Parties. The Fund's indemnification agreement contained in this paragraph 1.10 and the Fund's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to the benefit of, to the benefit of their respective several officers and directors, and their respective estates, and to the benefit of any controlling person of FDI and their successors. The Fund agrees promptly to notify FDI of the


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

commencement of any litigation or proceedings against the Fund or any of its officers or Board members in connection with the issue and sale of the Shares.

     1.11 FDI agrees to indemnify, defend and hold the Fund, its several officers and Board members, and any person who controls the Fund within the meaning of Section 15 of the Securities Act of 1933, as amended, free and harmless from and against any and all claims, demands, liabilities and expenses (including the reasonable cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which the Fund, its officers or Board members, or any such controlling person, may incur under the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, or under common law or otherwise, but only to the extent that such liability or expense incurred by the Fund, its officers or Board members, or such controlling person resulting from such claims or demands, (a) shall arise out of or be based upon any unauthorized sales literature, advertisements, or offering materials not authorized by the Fund, or any Disqualifying Conduct, in connection with the offering and sale of any Shares, or (b) shall arise out or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by FDI, as the case may be, to the Fund specifically for use in the Fund's
Registration Statement and used in the answers to any of the items of the Registration Statement or in the corresponding statements made in the Prospectus or Statement of Additional Information, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by FDI, as the case may be, to the Fund and required to be stated in such answers or necessary to make such information not misleading. FDI's agreement to indemnify the Fund, its officers and Board members, and any such controlling person, as aforesaid, is expressly conditioned upon their being notified of any action brought against the Fund, its officers or Board members, or any such controlling person, such notification to be given by letter, by facsimile or by telegram addressed to FDI at the addresses set forth above within a reasonable period of time after the summons or other first legal process shall have been served. The failure so to notify FDI of any such action shall not relieve FDI from any liability which it may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omissions, otherwise than on account of the indemnity agreement contained in this paragraph 1.11. FDI, as the case may be, will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by FDI, as the case may be, and approved by the Fund. In the event FDI, as the case may be, elects to assume the defense of any such suit and retains counsel of good standing approved by the Fund, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in the case FDI, as the case may be, does not elect to assume the defense of any such suit, FDI, as the case may be, will reimburse the Fund, the Fund's officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by the Fund or them. The indemnification agreement contained in this paragraph 1.11 and FDI's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by the Fund or on behalf of the Fund, its officers and directors, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to the Fund's benefit, to the benefit of the Fund's officers and Board members, and their respective estates, and to the benefit of any controlling persons and their successors. FDI agrees promptly to notify the Fund of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issue and sale of the Shares.

     1.12 No Shares shall be offered by FDI or the Fund under any of the provisions of this Agreement and no orders for the purchase or sale of such Shares hereunder shall be accepted by the Fund if and so long as the effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act of 1933, as amended, or if and so long as a current Prospectus as required by Section 10 of said Act, as amended, is


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

not on file with the Securities and Exchange Commission; provided, however, that nothing contained in this paragraph 1.12 shall in any way restrict or have an application to or bearing upon the Fund's obligation to repurchase any Shares from any shareholder in accordance with the provisions of the Fund's Prospectus or charter documents.

     1.13 The Fund agrees to advise FDI immediately in writing:

          (a) of any request by the Securities and Exchange Commission for amendments to the Registration Statement or Prospectus then in effect or for additional information;

          (b) in the event of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of the Registration Statement or Prospectus then in effect or the initiation of any proceeding for that purpose;

          (c) of the happening of any event which makes untrue any statement of a material fact made in the Registration Statement or Prospectus then in effect or which requires the making of a change in such Registration Statement or Prospectus in order to make the statements therein not misleading; and

          (d) of all actions of the Securities and Exchange Commission with respect to any amendments to the Registration Statement or Prospectus which may from time be filed with the Securities and Exchange Commission.

     2. Offering Price to Investors

          (a) During the Subscription Period, the public offering price of the Shares (i.e., the price per share at which Selected Dealers may sell Shares to investors) shall be $25.00 plus a sales charge (the "Sales Charge")
     equal to 4% of $25.00 (4.16% of the net amount invested); provided, however, that Shares may be sold to certain directors, officers and employees of Orbitex Management, Inc. or its affiliates, and to certain other persons described in the Fund's Prospectus and Statement of Additional Information without the Sales Charge, upon the terms and conditions set forth in the Prospectus and Statement of Additional Information. Such public offering price, if not an exact multiple of one cent, shall be adjusted to the nearest cent. Any payments to Selected Dealers in connection with such sales shall be governed by the Selected Dealer Agreement between FDI and such dealer and the Fund's Prospectus.

          (b) During the Continuous Offering Period, the public offering price of the Shares (i.e., the price per share at which Selected Dealers may sell Shares to investors) shall be the Fund's then current net asset value per share, as determined by the Fund or any agent of the Fund in accordance with the method set forth in the Fund's Prospectus and Statement of Additional Information, plus the Sales Charge; provided, however, that Shares may be sold to certain directors, officers and employees of Orbitex Management, Inc. or its affiliates, and to certain other persons described in the Fund's Prospectus and Statement of Additional Information without the Sales Charge, upon the terms and conditions set forth in the Prospectus and Statement of Additional Information. Such public offering price, if not an exact multiple of one cent, shall be adjusted to the nearest cent. Any payments to Selected Dealers in connection with such sales shall be governed by the Selected Dealer Agreement between FDI and such dealer and the Fund's Prospectus.

     3. Selected Dealer Agreements


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

     FDI shall have the right to enter into Selected Dealer Agreements with securities dealers of our choice ("Selected Dealers") for the sale of Shares during the Subscription Period and the Offering Period and fix therein the portion of the Sales Charge which may be retained by the Selected Dealers; provided that the Fund shall approve the form of Selected Dealer Agreement and the compensation to the Selected Dealers set forth therein; provided further, that FDI shall have complete discretion to reject any securities dealer chosen by us or, if accepted by FDI, to subsequently terminate any Selected Dealer Agreement with any such dealer.

     4. Compensation

     In consideration for FDI's services pursuant to this Agreement, ORBITEX Management, Inc. agrees to pay FDI an annual fee of $40,000, payable in equal monthly installments within 10 days after the end of each month.

     5. Term

     This Agreement shall become effective with respect to the Fund as of the date hereof and will continue for an initial one-year term and will continue thereafter so long as such continuance is specifically approved at least annually (i) by the Fund's Board or (ii) by a vote of a majority of the Shares of the Fund, as the case may be, provided that in either event its continuance also is approved by a majority of the Board members who are not "interested persons" of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, on not less than sixty days' notice, by the Fund's Board of Directors, by vote of a majority of the outstanding voting securities of the Fund. This Agreement will automatically and immediately terminate in the event of its "assignment." (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings as such terms have in the Investment Company Act of 1940, as amended). FDI agrees to notify the Fund immediately upon the event of its expulsion or suspension by the NASD. This Agreement will automatically and immediately terminate in the event of FDI's expulsion or suspension by the NASD.

     6. Miscellaneous

     6.1 The Fund recognizes that, except to the extent otherwise agreed to by the parties hereto, the directors, officers and employees of each of FDI may from time to time serve as directors, trustees, officers and employees of corporations and business trusts (including other investment companies), and that FDI or its affiliates may enter into distribution or other agreements with such other corporations or trusts.

     6.2 No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

     6.3 This Agreement shall be governed by the internal laws of the State of New York without giving effect to principles of conflicts of laws.

     6.4 If any provisions of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

     Please confirm that the foregoing is in accordance with your understanding and indicate your acceptance hereof by signing below, whereupon it shall become a binding Agreement among us.


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

                                           Very truly yours,

                                           ORBITEX LIFE SCIENCES &
                                           BIOTECHNOLOGY FUND, INC.


                                           By: ____________________________

                                           Name: M. Fyzul Khan

                                           Title: Vice President


Accepted and Agreed To:

FUNDS DISTRIBUTOR, INC.

By: ______________________________

Name: ____________________________

Title: ___________________________


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